UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2018

ENERGY CONVERSION SERVICES, INC.

(Exact name of registrant as specified in its charter)

WYOMING	000-55919	47-1154419
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8275 S. Eastern Ave. Suite 200, Las Vegas, NV 89123

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 592-1888

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events.

On April 2, 2018, the issuers S-1 registered offering was closed having sold 1,510,000 common shares at $0.10 per share.

Exhibits

No.	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2018

Energy Conversion Services, Inc.

/s/ Lisa Averbuch, CEO
Lisa Averbuch, CEO

EXHIBIT INDEX

No.	Exhibits

None.